Exhibit 5.1

March 25, 2010

The Board of Directors

Pacific Continental Corporation

111 West 7th Street

Eugene, Oregon 97401

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Continental Corporation, an Oregon corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $75,000,000 in an aggregate offering price of: (1) shares of the Company’s common stock, no par value per share (the “Common Stock”); (2) one or more series of shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”); (3) debt securities (the “Debt Securities”), which may be issued in one or more series, under one or more indentures or supplemental indentures (the “Indentures”); (4) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, other securities or any combination of the foregoing (the “Warrants”); and (5) units consisting of one or more shares of Common Stock, Preferred Stock, Warrants, one or more Debt Securities, rights and other securities in any combination (the “Units”), collectively, (the “Securities”). The Securities may be offered and sold from time to time as set forth in the prospectus (the “Prospectus”) which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the Prospectus after the Registration Statement becomes effective.

In connection with the Securities that will be registered and issued under the Registration Statement, we have examined: (1) the Registration Statement and related form of Prospectus; (2) the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (“Bylaws”) as in effect on the date hereof; (3) resolutions adopted by the board of directors of the Company relating to the authorization and approval of the registration of the Securities under the Registration Statement; and (4) such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Pacific Continental Corporation

March 25, 2010

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles, the Bylaws and applicable Oregon law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that (1) prior to any issuance of Preferred Stock, or Units that contain Preferred Stock, such Preferred Stock shall be classified in accordance with the Articles and applicable Oregon law and an appropriate designation shall be duly filed for recordation with the Secretary of State of the State of Oregon; (2) the Indentures by and between the Company and a trustee to be named (“Trustee”) pursuant to which Debt Securities or the portion of the Units that contain Debt Securities are to be issued and sold will have been duly authorized, executed and delivered by the parties thereto; and (3) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indentures and all applicable laws and regulations.

In expressing the opinions set forth below, we have further assumed that the Warrants or the portion of Units that contain Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (the “Warrant Agent”). To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the terms of the Warrants and of their issuance will be consistent with the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that, at the time of any offering or sale of such Common Stock or upon conversion or exercise of any other Security convertible into or exercisable for shares of Common Stock in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, the Company shall have such number of shares of Common Stock as are included in such offering or sale or issuable upon such conversion or exercise authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, or upon the conversion or exercise of any Security convertible into or exercisable for such shares of Common Stock in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, will be validly issued, fully paid and nonassessable.

Pacific Continental Corporation

March 25, 2010

2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the classification of such Preferred Stock in accordance with applicable law and the filing of appropriate designations with the Secretary of State of the State of Oregon and the due execution, countersignature and delivery of certificates evidencing the Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, or upon conversion or exercise of any other Security convertible into or exercisable for shares of Preferred Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, the Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

3. Upon completion of all Authorizing Proceedings relating to the Securities that are Warrants and the due execution, authentication and delivery of documents representing such Warrants and any related Warrant Agreements, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock, shares of Preferred Stock and/or Debt Securities as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4. Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, providing the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and assuming the terms of such Debt Securities have been duly established in conformance with the applicable Indentures, and upon the due execution, authentication and delivery of the Debt Securities pursuant to the applicable Indentures, the Debt Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. Upon completion of all Authorizing Proceedings relating to Securities that are Units and the due execution, authentication and delivery of documents representing such Units and any other documents related to such Units, and assuming that at the time of any offering or sale of such Units, the Company shall have such number of Securities authorized and available for issuance that are components of such Units, the Units will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions expressed herein are further subject to: (i) the effect of bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws relating to or effecting the enforcement of the rights or remedies of creditors of FDIC-insured institutions or the enforcement of creditors’ rights or remedies generally; (ii) the effect of general principles of equity (whether applied in a court of law or in equity) which may limit the availability or enforceability of certain remedies; (iii) the possible unenforceability of indemnity and contribution provisions; (iv) the effect and possible unenforceability of choice of law provisions; (v) the possible unenforceability of provisions purporting to waive defenses where such waiver is against public policy; (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to

Pacific Continental Corporation

March 25, 2010

negate any remedy of any party for fraud; (vii) the possible unenforceability of forum selection clauses; (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing; and (ix) the effect of laws requiring mitigation of damages. The enforceability of the Warrants, Debt Securities and Units is limited by Washington decisions that permit the admission of extrinsic evidence, both oral and written, to ascertain the intent of the parties to the Warrants, Debt Securities and Units regardless of the presence or absence of ambiguity in any of such instruments and regardless of a statement by the parties in such instruments that such instruments constitute an integrated expression of their agreement. See e.g., Berg v. Hudesman, 115 Wn.2d 657 (1990).

The opinions expressed herein are limited to the federal laws of the United States of America and Washington law, and we express no opinion with respect to the laws of any other jurisdiction. We call your attention to the fact that the Company is incorporated under Oregon law and that the form of Indenture states that it is governed by New York law and that we are not rendering any opinion with respect to Oregon or New York law. Our opinion is based on the assumption that the internal laws of the State of Washington, without regard to its choice-of-law principles, and federal law would govern the provisions of the Warrants, Debt Securities, Units and Indentures and the transactions contemplated thereby.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

Graham & Dunn PC